Exhibit 10.1

2010 EXCHANGE AND SHARE PURCHASE AGREEMENT

This 2010 EXCHANGE AND SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of August 13, 2010, is being entered into by and between Workstream Inc., a corporation existing pursuant to the Canada Business Corporations Act (the “Company”), and ____________________ (the “Holder”).

RECITALS

A.          The Company, the Holder and various others (together with the Holder, the “Holders”) entered into that certain Transaction Agreement, dated as July 25, 2007 (as amended and modified by the 2008 Exchange Agreement (as defined in the 2009 Exchange Agreement (as defined below)), the Other 2008 Exchange Agreements (as defined in the 2009 Exchange Agreements (as defined below)), the 2009 Exchange Agreement and the Other 2009 Exchange Agreements (as defined below), collectively, the “Transaction Agreement”).

B.          Simultaneously with the consummation of the transactions contemplated by the Transaction Agreement, (i) the Company, the Holder and various others entered into that certain Registration Rights Agreement, dated as of August 3, 2007, as amended and restated in its entirety on August 29, 2008 and again on December 11, 2009 (ii) the Company issued and sold to the Holder a special warrant convertible into the Company’s common shares, no par value (the “Common Shares”) (the “Special Warrant”) and a warrant exercisable for Common Shares (the “2007 Warrant”).

C.           Various Triggering Events (as defined in the Special Warrant) occurred under the Special Warrant after its issuance, and the Company and the Holder entered into the 2008 Exchange Agreement (as amended and modified by the 2009 Exchange Agreement (as defined below)) pursuant to which the Holder exchanged its Special Warrant and 2007 Warrant in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”) for (i) a senior secured note in the original principal amount of $_____________ (the “2008 Note”), and (ii) a warrant exercisable for Common Shares (the “2008 Warrant”).

D.           In connection with the transactions contemplated by the 2008 Exchange Agreement, (i) each of the Subsidiaries (as defined below) executed a guaranty in favor of the Holder (each a “Guaranty” and collectively the “Guaranties”) pursuant to which it guaranteed the obligations of the Company under the 2008 Note, and (ii) the 2008 Note was secured by a first priority perfected security interest in all of the assets of the Company and the Subsidiaries as evidenced by that certain Security Agreement, dated as of August 29, 2008, by and among the Company, each of the Subsidiaries, the Holder and the other parties thereto (the “Security Agreement”) and, together with the other security documents and agreements entered into in connection with the 2008 Exchange Agreement, as each may be amended or modified from time to time, collectively, the “Security Documents”).

E.           Following the issuance of the 2008 Note, various Events of Default (as defined in the 2008 Note) occurred thereunder.

F.           The Company and the Holder entered into that certain Exchange Agreement (the “2009 Exchange Agreement”), dated as of December 11, 2009, pursuant to which the Holder exchanged its 2008 Note for (i) a senior secured non-convertible note, in the form attached thereto (including all senior secured non-convertible notes issued in exchange therefor or replacement thereof, the “Non-Convertible Note”), (ii) a senior secured convertible note, in the form attached thereto (including all senior secured convertible notes issued in exchange therefor or replacement thereof, the “First Convertible Note”), and (iii) a senior secured convertible note, in the form attached thereto (including all senior secured convertible notes issued in exchange therefor or replacement thereof, the “Second Convertible Note”).

G.           The First Convertible Note and the Second Convertible Note are collectively referred to herein as the “Convertible Notes.” The Convertible Notes and the Non-Convertible Note are collectively referred to herein as the “Notes.”

H.          Various Events of Default (as defined in the Notes) have occurred and are continuing.

I.           The Company and the Holder desire to exchange the Notes for Common Shares on the terms and conditions set forth herein.

J.           The Company and the Holder desire that the 2008 Warrant issued to the Holder pursuant to the 2008 Exchange Agreement shall remain in full force and effect and shall not be affected by the transactions contemplated hereby.

K.           The exchange of the Notes for Common Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act.

L.           Simultaneously with the aforementioned exchange, the Company wishes to sell to the Holder and the Holder wishes to purchase from the Company $__________ of Common Shares on the terms and conditions set forth herein (the “Share Purchase”).

M.          The Share Purchase is intended to be exempt from registration under the 1933 Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1.	EXCHANGE OF NOTES FOR COMMON SHARES; PURCHASE AND SALE OF SHARES.

(a)          Exchange of Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Holder and the Company shall exchange the Notes, together with all accrued interest and penalties owed with respect thereto, for Common Shares.  The Holder will receive an amount of Common Shares equal to the product of (i) the difference of (A) the quotient of (1) the number of fully diluted outstanding shares of the Company (including restricted shares and the full exercise of any warrants, options or convertible securities (other than the aggregate Convertible Notes issued to Holders) or other derivative securities (but not giving effect to any exercise limitations contained therein)) (the “Current Fully Diluted Outstanding Shares”), over (2) 0.1, less (B) the Current Fully Diluted Outstanding Shares, and (ii) _____ (the “Holder Exchanged Shares”).

For the avoidance of doubt, the 2008 Warrant issued to the Holder pursuant to the 2008 Exchange Agreement shall remain in full force and effect and shall not be affected by the transactions contemplated hereby.

(b)          Sale of Shares.  Subject to the terms and conditions of this Agreement, the Company shall sell to the Holder, and the Holder shall purchase from the Company, $________ (the “Purchase Price”) of Common Shares at a price of $0.01977 per share.  The Company acknowledges and agrees that the above referenced price per share is based in part upon the number of Current Fully Diluted Outstanding Shares.  The Holder’s Common Shares resulting from the purchase of such Common Shares shall be referred to herein as the “Holder Purchased Shares” and, together with the Holder Exchanged Shares, the “Securities”.

(c)          Closing.  The closing (the “Closing”) of the transactions contemplated in this Section 1 shall occur at the offices of Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004.  Subject to Section 8, the date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., local Eastern Time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such later date as is mutually agreed to by the Company and the Holder).  As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(d)          Delivery. At the Closing:

(i)          (A) the Holder shall deliver the Notes to the Company and (B) the Company shall exchange and deliver to the Holder, in exchange for the Notes, the Holder Exchanged Shares as provided under Section 5(a) below, which Holder Exchanged Shares shall be in all cases registered in the name of the Holder or its designee; and  Except as set forth in Section 4(k), upon Closing the Notes will be deemed cancelled and of no further force and effect, and the Holder shall have no rights and the Company shall have no further obligations thereunder.

(ii)         (A) the Company shall deliver to the Holder the Holder Purchased Shares as provided under Section 5(a) below, which Holder Purchased Shares shall be in all cases registered in the name of the Holder or its designee, and (B) simultaneously therewith, the Holder shall deliver the Purchase Price by wire transfer of immediately available funds to the Company.

(iii)        the Company shall use a portion of the proceeds received from the sale of the Holder Purchased Shares to make the payments set forth on Schedule 4(h) hereto.

2.	HOLDER’S REPRESENTATIONS AND WARRANTIES.

The Holder represents and warrants to the Company:

(a)           Organization; Authority. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Exchange Documents (as defined below) to which it is a party and otherwise to carry out its obligations thereunder. For purposes of this Agreement, “Exchange Documents” means this Agreement, the Third Amended and Restated Registration Rights Agreement, dated as of the hereof, by and among the Company, the Holder and the other parties thereto (the “Third Amended and Restated Registration Rights Agreement”), the Irrevocable Transfer Agent Instructions (as defined below), and each of the other agreements and instruments entered into by the parties hereto in connection with the transactions contemplated hereby and thereby.

(b)           No Public Sale or Distribution. The Holder is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, the Holder does not agree, or make any representation or warranty to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Holder is not a broker-dealer registered, or required to be registered, with the United States Securities and Exchange Commission (the “SEC”) under the 1934 Act (as defined below). The Holder is acquiring the Securities hereunder in the ordinary course of its business. The Holder does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of any applicable securities laws.

(c)           Accredited Investor Status. The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d)           Reliance on Exemptions. The Holder understands that (i) the Holder Exchanged Shares are being offered and issued to it in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act; and (ii) the offering and sale of the Holder Purchased Shares is intended to be exempt from registration under the 1933 Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.

(e)           Information. The Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Securities which have been requested by the Holder.  The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Holder or its advisors, if any, or its representatives shall modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained herein or any representations and warranties contained in any other Exchange Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby. The Holder understands that its acquisition of the Securities involves a high degree of risk. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f)           No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the acquisition of the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)           Transfer or Resale. The Holder understands that except as provided in the Third Amended and Restated Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company an opinion of counsel to the Holder (if requested by the Company), in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance (which shall not include an opinion of counsel) that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(i)           Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(j)           No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(k)           General Solicitation. The Holder is not acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Holder that:

(a)           Organization and Qualification. The Company and each Subsidiary are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of the Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in the other Exchange Documents or (iii) the authority or ability of the Company or any of the Subsidiaries to perform their respective obligations under any of the Exchange Documents. Other than the Subsidiaries, there is no Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest. For purposes of this Agreement, Workstream USA, Inc., a Delaware corporation, Paula Allen Holdings, Inc., a Florida corporation, The Omni Partners, Inc., a Florida corporation, 6FigureJobs.com, Inc., a Delaware corporation, and Workstream Merger Sub Inc., a Delaware corporation, are collectively referred to herein as the “Subsidiaries” and each individually as a “Subsidiary.”

(b)           Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under the Exchange Documents to which it is a party and to issue the Securities in accordance with the terms thereof. The execution and delivery by the Company of this Agreement and the other Exchange Documents to which it is a party, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) have been duly authorized by the Company’s board of directors, and (other than the filing with the SEC of one or more Registration Statements (as defined in the Third Amended and Restated Registration Rights Agreement) in accordance with the requirements of the Third Amended and Restated Registration Rights Agreement and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its board of directors or its shareholders. This Agreement and the other Exchange Documents to which it is a party have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c)           Issuance of Securities. The issuance of the Securities has been duly authorized and, upon issuance in accordance with the terms of the Exchange Documents, the Securities shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. Subject to the accuracy of the representations and warranties of the Holder in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)           No Conflicts. The execution, delivery and performance by the Company of the Exchange Documents to which it is party and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities ) will not (i) result in a violation of the Articles of Incorporation (as defined below) or other organizational documents of the Company, any capital stock of the Company or Bylaws (as defined below) of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board (the “Principal Market”) and including all applicable Canadian and Ontario laws, rules and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such conflict, default, termination rights or violations, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

(e)           Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Exchange Documents to which it is a party, in each case, in accordance with the terms hereof and thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Shares in the foreseeable future.

(f)           Acknowledgment Regarding the Holder’s Acquisition of Securities. The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length party with respect to the Exchange Documents and the transactions contemplated hereby and thereby and that the Holder is not, as of immediately prior to the consummation of the transaction contemplated by this Agreement, (i) an officer or director of the Company or any of the Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of the Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the Common Shares (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that the Holder is not acting as a financial advisor or fiduciary of the Company or any of the Subsidiaries (or in any similar capacity) with respect to the Exchange Documents and the transactions contemplated hereby and thereby, and any advice given by the Holder or any of its representatives or agents in connection with the Exchange Documents and the transactions contemplated hereby and thereby is merely incidental to the Holder’s acquisition of the Securities. The Company further represents to the Holder that the Company’s decision to enter into the Exchange Documents has been based solely on the independent evaluation by the Company and its respective representatives.

(g)          No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of the Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated by the SEC under the 1933 Act) in connection with the offer or issuance of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Holder or its investment advisor) relating to or arising out of the transactions contemplated hereby.  Neither the Company nor any of the Subsidiaries has engaged any placement agent or other agent in connection with the offer or issuance of the Securities.

(h)           No Integrated Offering. None of the Company, the Subsidiaries or any of their affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of Securities (together with any other offering under the 2010 Exchange Agreements as defined below) to require approval of shareholders of the Company under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, the Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings.

(i)           Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation, Bylaws or other organizational document or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Holder as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Holder’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Shares or a change in control of the Company or any of the Subsidiaries.

(j)           SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Holder which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(e) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

(k)          Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of the Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets outside of the ordinary course of business, individually or in the aggregate, or (iii) made any material capital expenditures, individually or in the aggregate. Neither the Company nor any of the Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(l)           [Intentionally Omitted].

(m)         Conduct of Business; Regulatory Permits. Neither the Company nor any of the Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of the Subsidiaries or Bylaws or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of the Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of the Subsidiaries, and neither the Company nor any of the Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Shares by the Principal Market in the foreseeable future. Since January 1, 2006, (i) the Common Shares have been listed or designated for quotation on (as applicable) the Principal Market, the Boston Stock Exchange or the Nasdaq Capital Market, (ii) trading in the Common Shares has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Shares from the Principal Market.  The Company and each of the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(n)          Foreign Corrupt Practices.  Neither the Company nor any of the Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of the Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of the Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(o)          Sarbanes-Oxley Act. The Company and each Subsidiary is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(p)          Transactions With Affiliates. Other than as disclosed in the SEC Documents, none of the officers or directors of the Company or any of the Subsidiaries is presently a party to any transaction with the Company or any of the Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of the Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(q)          Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) unlimited Common Shares, of which 65,774,645 shares are issued and outstanding, no shares are held in treasury, and 10,097,841 shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, Common Shares (other than the Convertible Notes), and (ii) unlimited shares of preferred stock, none of which, as of the date hereof, are issued and outstanding. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  As of the date hereof and as of the Closing Date, the number of Current Fully Diluted Outstanding Shares is and will be 75,872,486.  Except as disclosed in Schedule 3(q): (i) none of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of the Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of the Subsidiaries is or may become bound to issue additional capital stock of the Company or any of the Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of the Subsidiaries; (iii) other than the Notes, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of the Subsidiaries or by which the Company or any of the Subsidiaries is or may become bound; (iv) there are no agreements or arrangements under which the Company or any of the Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Third Amended and Restated Registration Rights Agreement); (v) there are no outstanding securities or instruments of the Company or any of the Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of the Subsidiaries is or may become bound to redeem a security of the Company or any of the Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (viii) neither the Company nor any of the Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or the Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.  The Company has furnished to the Holder true, correct and complete copies of the Company’s Articles of Amendment, Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”).

(r)          Indebtedness and Other Contracts. Except as disclosed on Schedule 3(r), neither the Company nor any of the Subsidiaries (i) has any outstanding Indebtedness (other than the Notes), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(s)          Absence of Litigation. Except as set forth on Schedule 3(s), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries, the Common Shares or any of the Company’s or the Subsidiaries’ officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Company or any of the Subsidiaries.

(t)          Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u)          Employee Relations.  Neither the Company nor any of the Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and the Subsidiaries believe that their relations with their employees are good.  No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of the Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of the Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of the Subsidiaries to any liability with respect to any of the foregoing matters. The Company and the Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v)          Title. Except as set forth on Schedule 3(v), the Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of the Subsidiaries. Any real property and facilities held under lease by the Company or any of the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of the Subsidiaries.

(w)         Intellectual Property Rights. The Company and the Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or the Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement.  The Company does not have any knowledge of any infringement by the Company or any of the Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of the Subsidiaries, being threatened, against the Company or any of the Subsidiaries regarding their Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(x)          Environmental Laws. The Company and the Subsidiaries (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y)          Subsidiary Rights. The Company or one of the Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of the Subsidiaries as owned by the Company or such Subsidiary.

(z)          Tax Status. Except as set forth on Schedule 3(z), the Company and each of the Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and the Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(aa)        Internal Accounting and Disclosure Controls. The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are reasonably effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of the Subsidiaries has received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the Company’s internal control over financial reporting.

(bb)        Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of the Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(cc)        Investment Company Status. The Company is not, and upon consummation of the exchange and issuance of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(dd)        Acknowledgement Regarding the Holder’s Trading Activity. It is understood and acknowledged by the Company (i) that the Holder has not been asked by the Company or any of the Subsidiaries to agree, nor has the Holder agreed with the Company or any of the Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that the Holder, and counter parties in “derivative” transactions to which the Holder is a party, directly or indirectly, presently may have a “short” position in the Common Shares which were established prior to the Holder’s knowledge of the transactions contemplated by the Exchange Documents, and (iii) that the Holder shall not be deemed to have any affiliation with or control over any arm’s length counter party in any “derivative” transaction. The Company further understands and acknowledges that the Holder may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Exchange Document or any of the documents executed in connection herewith or therewith.

(ee)        Manipulation of Price. Neither the Company nor any of the Subsidiaries has, and to their knowledge no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of the Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of the Subsidiaries.

(ff)         U.S. Real Property Holding Corporation(gg)        .  Neither the Company nor any of the Subsidiaries is or has ever been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and each Subsidiary shall so certify upon the Holder’s request. The Common Shares do not derive, and have not at any time during the previous five years derived, directly or indirectly more than 50% of its fair market value from one or any combination of: (i) real property situated in Canada, (ii) Canadian resource property and (iii) timber resource properties (as such terms are defined for purposes of the Income Tax Act (Canada)).

(hh)        Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(ii)          Transfer Taxes. On the Closing Date, any stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Securities to be acquired by the Holder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(jj)          Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk)        Disclosure. All disclosure provided to the Holder regarding the Company and the Subsidiaries, their businesses and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company or any of the Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of the Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that the Holder is not making and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4.	COVENANTS.

(a)           Best Efforts. The Holder shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b)           Blue Sky.  If required by applicable law, the Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for issuance to the Holder at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Holder on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and issuance of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c)           Listing.  To the extent required, the Company shall promptly secure the listing of all of the Securities upon each national securities exchange and automated quotation system, if any, upon or through which the Common Shares are then listed or quoted (subject to official notice of issuance). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c).

(d)           Fees. [For certain Holder: The Company shall reimburse the Holder or its designee(s) for all costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Exchange Documents (including, without limitation, all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Exchange Documents and due diligence and regulatory filings in connection therewith), which amount shall be paid by the Company by wire transfer of immediately available funds at the Closing or upon termination of this Agreement so long as such termination did not occur as a result of a material breach by the Holder of any of its obligations hereunder (as the case may be).] The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by the Holder) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Holder harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

(e)           Pledge of Securities. Notwithstanding anything to the contrary contained in Section 2(g), the Company acknowledges and agrees that the Securities may be pledged by the Holder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and if the Holder effects a pledge of Securities it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Exchange Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Holder.

(f)           Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., local Eastern time, on the first (1st) Business Day after the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to the Holder disclosing all the material terms of the transactions contemplated by the Exchange Documents. On or before 8:30 a.m., local Eastern Time, on the fourth (4th) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Exchange Documents in the form required by the 1934 Act and attaching all the material Exchange Documents (including, without limitation, this Agreement and the form of the Third Amended and Restated Registration Rights Agreement) (including all attachments, the “8-K Filing”). From and after the issuance of the Press Release, the Company shall have disclosed all material, nonpublic information delivered to the Holder by the Company or any of the Subsidiaries, or any of their respective officers, directors, employees or agents (if any) in connection with the transactions contemplated by the Exchange Documents. If the Holder has, or believes it has, received any material, nonpublic information regarding the Company or any of its Subsidiaries in breach of the immediately preceding sentence, the Holder shall provide the Company with written notice thereof in which case the Company shall, within two (2) Business Days of the receipt of such notice, if so requested by the Holder, make a public disclosure of all such material, nonpublic information so provided.. Subject to the foregoing, neither the Company, the Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder, the Company shall not (and shall cause each of the Subsidiaries to not) disclose the name of the Holder in any filing, announcement, release or otherwise unless required by applicable law or regulations.  In addition, following the 8-K Filing, the Company shall not, and the Company shall cause each of the Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Holder with any material, nonpublic information regarding the Company or any of the Subsidiaries without the express prior written consent of the Holder; provided, however, that any information provided to or otherwise known by designees of the Holder to the Board (as hereinafter defined) shall not result in a breach of this sentence or require any disclosure under this Section 4(f).

(g)           Amendment and Interpretation of Transaction Agreement and 2008 Exchange Agreement. From and after the Closing, each of the Transaction Agreement, the 2008 Exchange Agreement, the 2008 Exchange Documents, the 2009 Exchange Agreement, the Guaranties, the Security Agreement and the Security Documents and all such other agreements between the Holder and the Company (other than the agreements entered into in connection with this Agreement, including the Third Amended and Restated Registration Rights Agreement), and documents evidencing the rights of the Holder in effect immediately prior to the execution of this Agreement, will be terminated and of no further force and effect, and Holder will have no rights thereunder and the Company will have no further obligations thereunder; provided, however, that  for the purposes of this Agreement, the 2009 Exchange Agreement shall survive solely for the purposes of defining the following terms, which terms shall have the meanings given to them in such 2009 Exchange Agreement:  “Other 2008 Note Holders”, “Other 2008 Notes”, “Other 2008 Exchange Agreements”, “Other Note Holders”, “Other Notes”, “Other Exchange Agreements”, “2008 Exchange Documents”, “Other 2008 Exchange Documents”, “Other Exchange Documents”, “2008 Notes”, “2009 Notes”, and “2008 Exchange Agreements”.

(h)           Use of Proceeds.  Holder understands and acknowledges that the proceeds from the sale of the Holder Purchased Shares will be used by the Company as set forth on Schedule 4(h) hereto.

(i)           Rule 144. The Company expressly acknowledges and agrees that the Holder Exchanged Shares have been validly offered and issued in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act.  The Company further expressly acknowledges and agrees that for purposes of Rule 144(d) the Holder shall be deemed to have acquired each of the Holder Exchanged Shares on August 3, 2007 and that the holding period for it may be tacked onto the holding period of the Notes. The Company agrees that it shall not (and shall cause each of its officers, directors, employees and agents to not) take any action or omit to take any action inconsistent with the foregoing.  The Company further agrees to take all actions necessary (including, without limitation, the issuance by its legal counsel of any necessary legal opinions) to issue to the Holder Common Shares with respect to the Holder Exchanged Shares that (subject to the Company being compliant with Section 144(c)(1) only if the Holder becomes an affiliate of the Company after the date hereof) are immediately freely tradable without restriction and not containing any restrictive legend, all without the need for any action by the Holder.

(j)           Resignation and Appointment of Directors.  The Company hereby agrees to use its best efforts to cause, (i) concurrently with the Closing, Tom Danis and Mitch Tuchman to sequentially resign as directors from the Board of Directors of the Company (the “Board”), and (ii) immediately following each of their respective resignations, the remaining directors to sequentially appoint John Long, Jeffrey Moss, Biju Kulathakal and Denis Sutton as directors to the Board.  Immediately following such resignations and re-appointments, the Company shall use its best efforts to cause Mike Gerrior and Mike Mullarkey to resign as a director from the Board.  For the avoidance of doubt, Tom Danis, Mitch Tuchman, Mike Gerrior and Mike Mullarkey will be entitled to receive all accrued but unpaid director fees (which such director fees shall not exceed $3,000.00 per month) (collectively, the “Accrued Directors’ Fees”).  Such Accrued Directors’ Fees shall be paid by the Company by wire transfer of immediately available funds at the Closing.  The Company agrees to use its best efforts to cause, immediately following the appointment of John, Long, Jeffrey Moss, Biju Kulathakal and Denis Sutton to the Board, for John Long to be elected as Chairman of the Board.

(k)           Certain Rights of the Holders.  In the event the transactions contemplated hereunder are invalidated for any reason, then (i) the transactions contemplated by this Agreement shall be for all purposes and in all respects rescinded, (ii) the Company shall refund the Purchase Price, without interest, and reissue the Notes with accrued interest thereon, (iii) the security interests and the secured position of the Notes shall be for all purposes reinstated and restored, and (iv) the Company will execute all such documents as are necessary to accomplish the foregoing, which documents shall be made on substantially the same terms as the Security Documents, the Notes, the Guaranties and all such other documents evidencing the rights of the Holder in effect immediately prior to the execution of this Agreement.

5.	TRANSFER AGENT INSTRUCTIONS; LEGEND

(a)          Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent in the form reasonably acceptable to the Holder (the “Irrevocable Transfer Agent Instructions”) to (i) credit shares free of restrictions and legends to the applicable balance accounts at The Depository Trust Company (“DTC”) with respect to the Holder Exchanged Shares, registered in the name of the Holder or its respective nominee(s), and (ii) issue certificates to the Holder with the restrictive legend set forth in Section 5(b) below with respect to the Holder Purchased Shares, registered in the name of the Holder or its respective nominee(s). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(a), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that, except as restricted by law, including the federal securities laws, the Securities shall otherwise be freely transferable on the books and records of the Company, to the extent provided in this Agreement and the other Exchange Documents. If the Holder effects a sale, assignment or transfer of the Securities in accordance with Section 2(g) hereof, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Holder to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Common Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to the Holder, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(b) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(a) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(a), that the Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent on the earlier of each Effective Date (as defined in the Third Amended and Restated Registration Rights Agreement) or the date on which the Securities are eligible to be sold pursuant to Rule 144. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(b)          Legends. The Holder understands that the certificates or other instruments representing the Holder Purchased Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH COMMON SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE COMMON SHARES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE COMMON SHARES.

(c)          Removal of Legends. Certificates evidencing the Holder Purchased Shares shall not be required to contain the legend set forth in Section 5(b) above or any restrictive or other legend (i) while a registration statement (including a Registration Statement) covering the resale of such Common Shares is effective under the 1933 Act, (ii) following any sale of such Common Shares pursuant to Rule 144 (assuming that the transferor is not an affiliate of the Company), (iii) if such Common Shares are eligible to be sold, assigned or transferred under Rule 144(b)(1) (provided that the Holder provides the Company with reasonable assurances that such Common Shares are eligible for sale, assignment or transfer under Rule 144(b)(1), which shall not include an opinion of counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144) provided the Holder provides the Company with an opinion of counsel to the Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of such Common Shares may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) Business Days following the delivery by the Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Common Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Holder as may be required above in this Section 5(c) deliver (or cause to be delivered to) the Holder a certificate representing such Common Shares that is free from all restrictive and other legends (the date by which such certificate is required to be delivered to the Holder pursuant to the foregoing is referred to herein as the “Required Delivery Date”).

(d)          Failure to Timely Deliver; Buy-In. If the Company fails to use its best efforts to issue and deliver (or cause to be delivered) to the Holder within two (2) Business Days following the Required Delivery Date a certificate representing the Securities required to be so delivered by the Company to the Holder that is free from all restrictive and other legends or credit the balance account of the Holder’s or the Holder’s nominee with DTC within two (2) Business Days following the Required Delivery Date with such number of Common Shares required to be so delivered by the Company, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such second (2nd) Business Day following the Required Delivery Date that such issuance or credit is not timely effected an amount equal to 0.5% of the aggregate principal amount of the Notes exchanged hereunder. In addition to the foregoing, if the Company fails to so properly deliver such unlegended certificates or so properly credit the balance account of the Holder’s or the Holder’s nominee with DTC by the Required Delivery Date, and if on or after the Required Delivery Date the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Securities that the Holder anticipated receiving from the Company without any restrictive legend, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s sole discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit the Holder’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates or credit the Holder’s DTC account representing such number of Common Shares that would have been issued if the Company timely complied with its obligations hereunder and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares that the Company was required to deliver to the Holder by the Required Delivery Date times (B) the closing sale price of the Common Shares on the Business Day immediately preceding the Required Delivery Date.

6.	CONDITIONS TO OBLIGATIONS OF THE COMPANY.

(a)          The obligation of the Company hereunder to exchange and issue the Holder Exchanged Shares and to issue and sell the Holder Purchased Shares to the Holder at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(i)          The Holder shall have executed each of the Exchange Documents to which it is a party and delivered the same to the Company.

(ii)         The Holder shall have delivered to the Company its Notes and such other documents that are reasonably necessary to terminate the Guaranties, the Security Agreement, the Security Documents and any other security interest that the Holders have in the assets of the Company and, if necessary, as determined by the Company, to terminate the Transaction Agreement, the 2008 Exchange Agreement, the 2008 Exchange Documents and the 2009 Exchange Agreement.

(iii)         The Holder shall have delivered to the Company the Purchase Price as contemplated by and in accordance with the provisions of Section (1)(d)(ii).

(iv)        The representations and warranties of the Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

7.	CONDITIONS TO OBLIGATIONS OF THE HOLDER.

(a)          The obligation of the Holder hereunder to exchange its Notes and to purchase the Holder Purchased Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)          The Company shall have duly executed and delivered to the Holder each of the Exchange Documents to which it is a party.

(ii)         The Holder shall have received the opinion of Cozen O’Connor, the Company’s outside U.S. counsel, and Perley-Robertson, Hill & McDougall LLP, the Company’s Canadian counsel, in each case dated as of the Closing Date, in forms reasonably acceptable to the Holder.

(iii)         The Company shall have delivered to the Holder a copy of the Irrevocable Transfer Agent Instructions, in form reasonably acceptable to the Holder, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv)         The Company shall have delivered to the Holder a certificate evidencing the formation and good standing of the Company issued by the Secretary of State (or equivalent) of the Company’s jurisdiction of formation as of a date within ten (10) days of the Closing Date.

(v)         The Company shall have delivered to the Holder a certificate, in form reasonably acceptable to the Holder, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to the Holder, (ii) the Articles of Incorporation or its other constituent documents (as the case may be) and (iii) the Bylaws or its bylaws (as the case may be), each as in effect at the Closing.

(vi)        Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have (and the Company shall have caused each Subsidiary to have) performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company or such Subsidiary (as the case may be) at or prior to the Closing Date. The Holder shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect, in form reasonably acceptable to the Holder.

(vii)        The Company shall have delivered to the Holder a letter from the Company’s transfer agent certifying the number of Common Shares outstanding on the Closing Date immediately prior to the Closing.

(viii)       The Common Shares (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market.

(ix)        The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of the Securities, including without limitation, those required by the Principal Market.

(x)         No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Exchange Documents.

(xi)        Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xii)        Each of the Other 2009 Note Holders shall have (i) executed the Other 2010 Exchange Agreements (as defined below), which agreements shall include the same terms and conditions as this Agreement, (ii) satisfied or waived all conditions to the closings contemplated by such agreements and (iii) surrendered their Other 2009 Notes being exchanged at their respective closings.

(xiii)       The Company shall not have voluntarily filed any bankruptcy or insolvency petition prior to or on the effective date of this Agreement, and the Company is not otherwise the subject of any bankruptcy or insolvency proceeding as of the effective date of this Agreement.

(xiv)      Concurrently with the Closing of this Agreement and each of the Other 2010 Exchange Agreements, the transactions contemplated under that certain term sheet dated July 16, 2010 between the Company and Yardley Capital Advisors, LLC shall have been consummated on the terms set forth therein and on all other terms satisfactory to the Holder.

(xv)        Each of Tom Danis and Mitch Tuchman shall have delivered to the Holder a letter evidencing his resignation as a director from the Board, effective upon Closing and Mike Gerrior and Mike Mullarkey shall have delivered to the Holder a letter evidencing his resignation as a director from the Board, effective immediately following the appointment of the new directors set forth in Section 4(j) above.

(xvi)       The Company shall have executed the Third Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit A.

(xvii)      The Company shall have delivered to the Holder such other documents relating to the transactions contemplated by this Agreement as the Holder or its counsel may reasonably request.

8.	TERMINATION.

In the event that the Closing shall not have occurred on or before twenty (20) days from the date hereof, then either the Holder or the Company shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability of such party to any other party; provided, however, the right to terminate this Agreement under this Section 8 shall not be available to either party if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such party’s breach of this Agreement, provided further that no such termination shall affect any obligation of the Company under Section 4(d) of this Agreement. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Exchange Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Exchange Documents.

9.	MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial. The parties hereby agree that pursuant to 735 Illinois Compiled Statutes 105/5-5 they have chosen that all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Chicago, Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)          Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)          Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.  For purposes of this Agreement for the Holder’s benefit, the word “state” or “states” includes any “province” or “provinces” in Canada and the concept of “law, rules or regulations” includes laws, rules and regulations under applicable law, rules and regulations in Canada.

(d)          Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. Notwithstanding anything to the contrary contained in this Agreement or any other Exchange Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company or payable to or received by the Holder, under the Exchange Documents, including without limitation, any amounts that would be characterized as “interest” under applicable law (including, without limitation, any applicable Canadian or Ontario law), exceed amounts permitted under any such applicable law. Accordingly, if any obligation to pay, payment made to the Holder, or collection by the Holder pursuant the Exchange Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of the Holder and the Company and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Holder, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Holder under the Exchange Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by the Holder under any of the Exchange Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e)          Entire Agreement; Amendments. This Agreement, the other Exchange Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Holder, the Company, their affiliates and Persons acting on their behalf with respect to the matters contained herein and therein including all agreements the Holder has entered into with the Company or any of its Subsidiaries prior to the date hereof, and (this Agreement, the Other 2010 Exchange Documents (as defined below), the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Holder, provided that any party may give a waiver in writing as to itself. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Other 2010 Exchange Documents unless the same consideration also is offered to the Holder. The Company has not, directly or indirectly, made any agreements with any other Person relating to the terms or conditions of the transactions contemplated by the Other 2010 Exchange Documents which differs in any respect from the terms and conditions set forth in the Exchange Documents. Without limiting the foregoing, the Company confirms that the Holder has not made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise.

(f)           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Workstream Inc.
485 N. Keller Road, Suite 500
Maitland, Florida 32751
Telephone:  (407) 475-5500
Facsimile:  (407) 475-5517
Attention:  CEO

With a copy (for informational purposes only) to:

Cozen O’Connor
1900 Market Street
Philadelphia, Pennsylvania 19103
Telephone:  (215) 665-4141
Facsimile:  (215) 665-2013
Attention:  Michael J. Heller, Esquire

If to the Holder:

_________________________
_________________________
_________________________
_________________________
Telephone: _______________
Facsimile: ________________
Attention: ________________

With a copy (for informational purposes only) to:

_________________________
_________________________
_________________________
_________________________
Telephone: _______________
Facsimile: ________________
Attention: ________________

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder.  The Holder may assign some or all of its rights hereunder in connection with transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Holder hereunder with respect to such assigned rights.

(h)           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i)           Survival. Unless this Agreement is terminated pursuant to Section 8 in accordance with the terms thereof, the representations, warranties, agreements and covenants shall survive the Closing but only for a period of eighteen (18) months following the Closing and thereafter shall expire and have no further force and effect.

(j)           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           Indemnification. In consideration of the Holder’s execution and delivery of the Exchange Documents to which it is a party and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Exchange Documents, the Company shall defend, protect, indemnify and hold harmless the Holder and each affiliate of the Holder that holds any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any of the Exchange Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in any of the Exchange Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any of the Exchange Documents, (ii) any disclosure properly made by the Holder pursuant to Section 4(f) or (iii) the status of the Holder or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Exchange Documents, except, with respect to clause (c) above only, to the extent (but only to the extent) such Indemnified Liability arises from the Holder’s gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Third Amended and Restated Registration Rights Agreement.

(l)           No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)         Remedies.  The Holder and each affiliate of the Holder that holds any Securities shall have all rights and remedies set forth in the Exchange Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its or their obligations under any of the Exchange Documents, any remedy at law may prove to be inadequate relief to the Holder. The Company therefore agrees that the Holder shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving damages and without posting a bond or other security.

(n)          Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Exchange Documents, whenever the Holder exercises a right, election, demand or option under an Exchange Document and the Company does not timely perform its related obligations within the periods therein provided, then the Holder may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)          Payment Set Aside. To the extent that the Company makes a payment or payments to the Holder hereunder or pursuant to any of the other Exchange Documents or the Holder enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Exchange Documents are in United States Dollars (“US Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in US Dollars. All amounts denominated in other currencies shall be converted in the US Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into US Dollars pursuant to this Agreement, the US Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p)          Independent Nature of the Holder’s Obligations and Rights.  The obligations of the Holder under the Exchange Documents are several and not joint with the obligations of any Other 2009 Note Holder under the Other 2010 Exchange Documents, and the Holder shall not be responsible in any way for the performance of the obligations of any Other 2009 Note Holders under any Other 2010 Exchange Documents. Nothing contained herein or in any other Exchange Document, and no action taken by the Holder pursuant hereto or any Other 2009 Note Holder pursuant to any Other 2010 Exchange Documents, shall be deemed to constitute the Holder or any Other 2009 Note Holder as, and the Company acknowledges that the Holder and the Other 2009 Note Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holder and any Other 2009 Note Holder are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Exchange Documents, the Other 2010 Exchange Documents or any matters, and the Company acknowledges that the Holder and the Other 2009 Note Holders are not acting in concert or as a group or entity, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Exchange Documents and the Other 2010 Exchange Documents. The decision of the Holder to acquire the Securities pursuant to the Exchange Documents has been made by the Holder independently of any Other 2009 Note Holder. The Holder acknowledges that no Other 2009 Note Holder has acted as agent for the Holder in connection with the Holder making its exchange and purchase hereunder and that no Other 2009 Note Holder will be acting as agent of the Holder in connection with monitoring the Holder’s Securities or enforcing its rights under the Exchange Documents. The Company and the Holder confirm that the Holder has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any of the other Exchange Documents, and it shall not be necessary for any Other 2009 Note Holder to be joined as an additional party in any proceeding for such purpose. To the extent that any of the Other 2009 Note Holders and the Company enter into the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Holder, and would be solely for the convenience of the Company and not because it was required or requested to do so by the Holder or any Other 2009 Note Holder. For clarification purposes only and without implication that the contrary would otherwise be true, the transactions contemplated by the Exchange Documents include only the transaction between the Company and the Holder and do not include any other transaction between the Company and any Other 2009 Note Holder.  For purposes of this agreement, the listed terms shall mean the following: (A) “2010 Exchange Agreements” means, collectively, the separate exchange and share purchase agreements, each dated as of the date hereof, entered into between the Company and each of the Other 2009 Note Holders; (B) “Other 2009 Note Holders” means, collectively, the holders (other than the Holder) of Other 2009 Notes; (C) “Other 2009 Notes” means, collectively, the (i) the senior secured non-convertible notes of the Company and (ii) senior secured convertible notes of the Company, in each case, issued pursuant to the Other 2009 Exchange Agreements, (D) “Other 2009 Exchange Agreements” means the separate exchange agreements, each dated as of December 11, 2009, entered into between the Company and each of the Other 2009 Note Holders, as may be amended from time to time; and (E) “Other 2010 Exchange Documents” means, collectively, the 2010 Exchange Agreements and all other agreements, documents and instruments executed and delivered in connection with the transactions contemplated thereby, as may be amended from time to time.

(q)          Delivery of Securities. Notwithstanding anything contained in this Agreement or any other Exchange Document to the contrary, unless otherwise directed in writing by the Holder or if being credited to the applicable balance accounts at DTC, the Company shall, and shall cause its agents and representatives to, deliver all of the Holder’s securities acquired pursuant to this Agreement to the address for delivery of securities set forth on the Holder’s signature page to this Agreement, and copies of the certificates representing such securities shall be sent to the Holder to the address of the Holder as set forth on the Holder’s signature page to this Agreement.

(r)           Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any amendment or waiver (each an “Amendment”) relating to the terms, conditions and transactions contemplated by any Exchange Document or any Other 2010 Exchange Documents is or will be more favorable to such Person than those of the Holder, and, if they are or become more favorable to any other Person, this Agreement and the other Exchange Documents shall be, without any further action by the Holder or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms contained in such Amendment.  Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to the Exchange Documents and the Transaction Documents) as the Holder may reasonably request to further effectuate the foregoing. Notwithstanding the foregoing, the foregoing provisions shall not apply to any settlement with any Person that arises from or is entered into in connection with the settlement or disposition of a dispute with or claim by such Person.

[signature pages follow]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:
WORKSTREAM INC. By: Name: __________________ Title: __________________

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

HOLDER:
[HOLDER] By: Name: __________________ Title: __________________

ADDRESS FOR DELIVERY OF SECURITIES:

_________________________
_________________________
_________________________
Attention:_________________

Exhibit A

Third Amended and Restated Registration Rights Agreement

SK 02921 0013 1124105